Exhibit 10.2

AMENDMENT NO. 1 TO
EMPLOYMENT AGREEMENT

AMENDMENT NO. 1 (this “Amendment”), effective as of December 30, 2005, by and between AboveNet, Inc., a Delaware corporation having its principal offices at 360 Hamilton Avenue, White Plains, New York 10601 (the “Company”), and Michael Doris residing at 10 Nathan Court, Syosset, NY 11791 (the “Employee”).

WHEREAS, the Company and Employee entered into an Employment Agreement made as of August 31, 2003 (the “Employment Agreement”); and

WHEREAS, the Company and Employee desire to amend the Employment Agreement as provided herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Employment Agreement as follows:

1.         The following shall be added at the end of Section 8(f) Payment Date.

Notwithstanding the foregoing, in the event that it is necessary to delay payment of all or a portion of the Accrued Benefits or Severance Payments for a period of six months after the date of termination of employment in order to avoid the additional tax and interest under Section 409A of the Internal Revenue Code of 1986, as amended, then to the extent necessary the payment of the Accrued Benefits and Severance Payments shall be delayed for a period of six months. Any payments that are delayed will be accumulated and paid on the first date of the seventh month following the date of termination of employment.

2.         Except as expressly set forth in this Amendment, the Employment Agreement shall remain in full force and effect and together with this Amendment shall constitute the entire agreement between the Company and the Employee with respect to the subject matter set forth therein and herein and supersede all prior agreements between such parties with respect to such subject matter. Capitalized terms used in this Amendment that are not otherwise defined shall have the meaning set forth in the Employment Agreement. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

AboveNet, Inc.

By:	/s/ Robert Sokota
Name:	Robert Sokota
Title:	SVP

By:	/s/ Michael Doris
Michael Doris